                                                                    EXHIBIT 23.4

           CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-74664 of ValiCert, Inc. on Form S-3 of our report dated January 25, 2001, appearing in the Annual Report on Form 10-K of ValiCert, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                                       /s/ Deloitte & Touche LLP
                                                       -------------------------
                                                           Deloitte & Touche LLP

San Jose, California
January 15, 2002